AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2007

REGISTRATION NO. 333-144108

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

i2 TELECOM INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	4813	91-1426372
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5070 Old Ellis Pointe

Suite 110

Roswell, Georgia 30076

(404) 567-4750

(Address and Telephone Number of

Principal Executive Offices and Principal Place of Business)

Paul R. Arena

Chairman of the Board

and Chief Executive Officer

5070 Old Ellis Pointe

Suite 110

Roswell, Georgia 30076

(404) 567-4750

(Name, Address and Telephone Number

of Agent for Service)

Copies to:

Mary Ann Sapone, Esq.

Richardson & Patel LLP

10900 Wilshire Boulevard, Suite 500

Los Angeles, California 90024

(310) 208-1182

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement as determined by market conditions.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Explanatory Note

On June 28, 2007 i2 Telecom International, Inc. filed its registration statement on Form SB-2 with the Securities and Exchange Commission. We inadvertently failed to file with the registration statement exhibit number 23, the consent of Freedman & Goldberg, our independent registered public accounting firm. The consent is attached to this amendment number 1.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers

Section RCW 23B.08.510 of the Washington Business Corporation Act permits the indemnification of directors and officers of Washington corporations. The Company’s amended and restated articles of incorporation and bylaws provide that the Company shall indemnify its directors and officers to the fullest extend permitted by Washington law.

Under Washington law, the Company has the power to indemnify its directors and officers against claims arising in connection with their service to the Company except when a director’s or officer’s conduct involves (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Section RCW 23B.08.540 of the Washington Business Corporation Act states that the court may order indemnification or advance of expenses if it determines that (a) the director is entitled to mandatory indemnification under RCW23B.08.520, in which case the court shall also order the corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification; (b) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in RCWB.08.510 or was adjudged liable as described in RCW.23B.08.510(4), but if the director was adjudged so liable the director’s indemnification is limited to reasonable expenses incurred unless the articles of incorporation or a bylaw, contract or resolution approved or ratified by the shareholders pursuant to RCW.08.560 providers otherwise; or (c) in the case of an advance of expenses, the director is entitled to the articles of incorporation, bylaws or any applicable resolution or contract, to payment or reimbursement of the director’s reasonable expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The Company’s directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

Item 25.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee	$152.07
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$10,000.00
Miscellaneous	$5,000.00
Total	$40,152.07

*Estimated

Item 26.	Recent Sales of Unregistered Securities

On May 14, 2004, June 7, 2004 and June 8, 2004, the Company issued non-negotiable promissory notes in principal amounts of $500,000, $185,000 and $300,000, respectively. These notes were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act. The Company based such reliance upon factual representations made to the Company concerning the recipient’s investment intent and sophistication, among other things.

During the second quarter of 2004, 5 individuals exercised 372,425 options into an equivalent number of the Company’s common stock.

On June 3, 2004, the Company issued an aggregate of 24,792,392 shares of common stock upon conversion of all outstanding shares of Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C in accordance with the applicable Statement of Rights of such preferred stock. In addition, upon conversion of the outstanding shares of Preferred Stock Series A-1 and Preferred Stock Series A-2, the Company paid to the holders of such preferred stock all accrued and unpaid dividends on such preferred stock in an aggregate of 98,147 shares of common stock. Such shares of common stock issued upon conversion of the Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, and issued in respect of dividends accrued on the Preferred Stock Series A-1 and Preferred Stock Series A-2 were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act (“Section 4(2)”). The Company based such reliance upon factual representations made to the Company concerning the recipient’s investment intent and sophistication, among other things.

During the quarter ended June 30, 2004, the Company issued options and warrants to purchase an aggregate of 267,266 shares of common stock to 10 individuals in connection with such individuals’ commencement of employment with the Company or in conjunction with consulting projects. Such options and warrants were issued without registration under the Securities Act, in reliance upon the exemption set forth in Section 4(2). The Company based such reliance upon factual representations made to the Company concerning each recipient’s investment intent and sophistication, among other things.

On August 11, 2004, in connection with a private placement of its securities, the Company issued to 13 investors an aggregate of 4,500 shares of its Preferred Stock Series D, warrants to purchase 2,812,500 shares of common stock, and 1,125 additional investment rights (“AIR”) for an aggregate purchase price of $4.5 million. The shares of Preferred Stock Series D issued in the private placement are convertible into an aggregate of 5,625,000 shares of common stock, subject to adjustment, with each shares of Preferred Stock Series D being convertible into 1,250 shares of common stock, subject to adjustment. Each AIR is exercisable for one share of Preferred Stock Series D and a warrant to purchase 625 shares of common stock, subject to adjustment, at an exercise price of $1,000 per unit. The warrants issued upon closing of the private placement and issuable upon exercise of the AIRs are exercisable for a period of three years at an exercise price of $0.96 per share. The shares of Preferred Stock Series D, warrants and AIRs issued upon closing of the private placement were issued without registration under the Securities Act, in reliance upon the exemption from registration set forth in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act. The Company based such reliance upon factual representations made to the Company concerning each investment intent, sophistication and status as an accredited investor, among other things.

In connection with the merger, the Company issued to the former stockholders of i2 Telecom (DE) 5,160,722 shares of common stock, 22,500 shares of Preferred Stock Series A-1, 30,600 shares of Preferred Stock Series A-2, 135,000 shares of Preferred Stock Series B, and 100,000 shares of Preferred Stock Series C. Such shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption set forth in Section 4(2) of the Securities Act (“Section 4(2)”). The Company based such reliance upon factual representations made to the Company concerning each stockholder’s investment intent and sophistication, among other things.

In January 2005, we issued to five new employees in connection with their acceptance of employment options to purchase an aggregate of 217,500 shares of common stock at exercise prices ranging from $0.80 to $1.00 per share, with each option vesting over a three-year period with a three-year expiration period. The options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations made to us by the recipients of the options regarding their investment intent and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

In January 2005, we issued to Louis Libin, in connection with his appointment as our director, an option to purchase 100,000 shares of common stock at an exercise price of $0.75 per share. The option vested immediately upon the date of grant and had a term of three years. The option was issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the option regarding his investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the option was issued was subsequently registered on a Form S-8 registration statement.

In February 2005, we issued to six new employees, in connection with their acceptance of employment, options to purchase an aggregate of 251,000 shares of common stock at exercise prices ranging from $0.78 to $1.00 per share. Each option vested over a three-year period and had a three year term. The options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipients of the options regarding their investment intent and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

In February 2005, we issued to University Bank a three-year warrant to purchase an aggregate of 150,000 shares of common stock at an exercise price of $1.00 per share. The warrant vested on the date of grant. Subsequently, the exercise price of the warrant was adjusted to $0.20 each. The warrants were issued in lieu of interest on a $200,000 loan which University Bank had made to us. The warrant was issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations made to us by the recipient of the warrant regarding its investment intent and sophistication, among other things.

In February 2005, we issued to five investors 331,250 shares of common stock upon conversion of shares of our Series D Preferred Stock held by such investors. In consideration of $600,000, we issued to six investors an aggregate of 600 shares of Series D Preferred Stock and warrants to purchase an aggregate of 375,000 shares of common stock upon exercise of additional investment rights held by such investors and payment of an aggregate exercise price of $0.96 per share. The Series D Preferred Stock had an initial conversion price of $0.80 per share, subject to customary anti-dilution adjustments, and is convertible at the option of the holder at any time. The warrants issued upon exercise of the additional investment rights have an exercise price of $0.96 per share, subject to customary anti-dilution adjustments, and are exercisable upon grant. The warrant exercise price and share conversion price relating to the conversion of the Series D Preferred Stock into common stock were adjusted to $0.20 each during the fourth quarter of 2005.

In February 2005, we issued to Chris Allen a three-year warrant to purchase an aggregate of 30,000 shares of common stock at an exercise price of $0.01 per share. The warrant vested immediately and has been exercised in full. The warrant was issued in exchange for consulting services rendered us. The warrant was issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations made to us by the recipient of the warrant regarding his investment intent and sophistication, among other things.

In February 2005, we issued to Jerry Falkner a three-year warrant to purchase 100,000 shares of common stock at an exercise price of $0.01 per share. The warrant vested immediate and has been exercised in full. The warrant was issued in lieu of consulting services rendered to us. The warrant was issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations made to us by the recipient of the warrant regarding his investment intent and sophistication, among other things.

In February 2005, Dr. Braswell exercised $150,000 in options in exchange for 332,190 shares of common stock at an exercise price of $0.4515 per share.

In March 2005, we issued to a new employee in connection with his acceptance of employment options to purchase an aggregate of 23,000 shares of common stock at an exercise price of $1.00 per share, with each option vesting over a three-year period with a three-year expiration period. The options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the option regarding his investment intent and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

In March 2005, we issued to a new employee in connection with his acceptance of employment options to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.80 per share, with the right to purchase 100,000 shares vesting immediately and the remainder vesting over a three-year period with a three-year expiration period. The options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations made to us by the recipient of the options regarding his investment intent and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

In March 2005, we issued to four people in connection with their agreement to serve as directors options to purchase 500,000 shares of common stock at an exercise price between $0.75 and $.80 per share, vested immediately upon the date of grant. The options were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2). We based such reliance upon factual representations made to us by the recipients of the options regarding their investment intent and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

In March 2005, we issued to six consultants three-year warrants to purchase an aggregate of 793,120 shares of common stock at exercise prices ranging from $0.75 to $1.00 per share in connection with consulting services provided by them to us. The warrants were exercisable only if we meet certain revenue targets within a two-year period. The performance targets were not met and the warrants expired. The foregoing warrants were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations made to us by the recipients of the warrants regarding their investment intent and sophistication, among other things.

In March 2005, we issued to three investors three-year warrants to purchase an aggregate of 246,415 shares of common stock at an exercise price of $0.75 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of cash for the payment of interest accrued on loans made to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations made to us by the recipients of the warrants regarding their investment intent and sophistication, among other things.

In March 2005, Mr. Kossar exercised $100,000 in options in exchange for 221,460 shares of common stock at an exercise price of $0.4515 per share. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2).

In March 2005, Mr. Phipps exercised $195,000 in options in exchange for 431,847 shares of common stock at an exercise price of $0.4515 per share. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2).

In April 2005, we issued to two consultants three-year warrants to purchase an aggregate of 61,000 shares of common stock at exercise prices ranging from $0.96 to $1.00 per share in connection with consulting services provided by them to us. The foregoing warrants were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations made to us by the recipients of the warrants regarding their investment intent and sophistication, among other things.

In April 2005, we issued to three investors three-year warrants to purchase an aggregate of 433,332 shares of common stock at an exercise price of $0.20 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued as additional consideration for loans made to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations made to us by the recipients of the warrants regarding their investment intent and sophistication, among other things.

In May 2005, we issued to Mr. Phipps in connection with his appointment as our director an option to purchase 75,000 shares of common stock at an exercise price of $0.80 per share, vested immediately upon the date of grant with a three-year expiration period. The option was issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2). We based such reliance upon factual representations made to us by the recipient of the option regarding his investment intent and sophistication, among other things. The 2004 Stock Incentive Plan from which the option was issued was subsequently registered on a Form S-8 registration statement.

In May 2005, we issued to Mr. Fultz in connection with his acceptance of employment options to purchase an aggregate of 600,000 shares of common stock at an exercise price of $0.60 per share, with vesting over a three-year period with a three-year expiration period. The options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations made to us by the recipient of the options regarding his investment intent and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

In May 2005, Mr. Arena exercised $50,000 in options in exchange for 110,730 shares of common stock at an exercise price of $0.4515 per share. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2).

In May 2005, we issued to two investors three-year warrants to purchase an aggregate of 65,104 shares of common stock at an exercise price of $0.40 per share which were subsequently adjusted to $0.20. The warrants vested immediately upon the date of grant and had a three-year expiration period. The warrants were issued as additional consideration for loans made to us by the investors. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations made to us by the recipients of the warrants regarding their investment intent and sophistication, among other things.

In June 2005, we issued to three investors three-year warrants to purchase an aggregate of 152,084 shares of common stock at an exercise price of $0.40 per share which was subsequently adjusted to $0.20. The warrants vested immediately upon the date of grant and had a three-year term. The warrants were issued as additional consideration for loans made to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations made to us by the recipients of the warrants regarding their investment intent and sophistication, among other things.

In June 2005, we issued to a consultant three-year warrants to purchase an aggregate of 36,000 shares of common stock at exercise price of $0.40 per share in connection with consulting services provided by them to us. The foregoing warrants were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the warrants regarding its investment interest and sophistication, among other things.

Also in June 2005, we issued to two consultants three-year options to purchase an aggregate of 437,500 shares of common stock at exercise price of $0.01 per share in connection with consulting services provided by them to us and subsequent to the issuance 437,500 have been exercised. The foregoing options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipients of the options regarding their investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the options was issued were subsequently registered on a Form S-8 registration statement.

On July 12, 2005, we issued to one corporation $800,000 of Series E Convertible Preferred shares which convert into 2,000,000 common shares at $0.40 each and warrants to purchase our common shares exercisable at $.50 per share for a three year period. This effectively changed the conversion price of the Series D Convertible Preferred of which there were 4,210 shares outstanding or ($4,175,000 principal amount) convertible into common shares at $.80 per share to $.40 per share. The 3,187,500 outstanding warrants associated with the Series D Convertible Preferred shares which had an exercise price of $.96 per share have been adjusted to $.40 per share. The Series E Convertible Preferred shares and warrants were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2). The warrant exercise and share conversion of common stock underlying the Series E preferred shares have subsequently been adjusted to $0.20 each by written consent during the fourth quarter of 2005.

In July 2005, we issued 250,000 common shares in connection with the conversion of 100,000 shares of Series D Convertible Preferred outstanding. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2).

Also in July 2005, we issued to two consultants a three-year options to purchase an aggregate of 332,250 shares of common stock at exercise price of $0.01 per share in connection with consulting services provided by them to us. The foregoing options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipients of the options to regarding their investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

Also in July 2005, we issued to a consultant three-year warrants to purchase an aggregate of 500,000 shares of common stock at exercise price of $0.50 per share in connection with consulting services provided by them to us. The foregoing warrants were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the warrants regarding its investment interest and sophistication, among other things.

In August 2005, we issued to a new employee in connection with their acceptance of employment options to purchase an aggregate of 108,250 shares of common stock at exercise price of between $0.50 and $0.80 per share, with vesting over a three-year period with a three-year expiration period and subsequent to the issuance 108,250 have terminated. The options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the options regarding its investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

Also in August 2005, we issued to a consultants a three-year options to purchase an aggregate of 33,333 shares of common stock at exercise price of $1.00 per share in connection with consulting services provided by them to us. The foregoing options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipients of the options regarding their investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

Also in August 2005, we issued to six investors three-year warrants to purchase aggregate of 310,000 shares of common stock at an exercise price of $0.01 and $0.40 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for loans to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants regarding their investment interest and sophistication, among other things.

Also in August 2005, we issued to a consultant Scheidegg Ltd. three-year warrants to purchase an aggregate of 400,000 shares of common stock at exercise price of $0.40 per share in connection with consulting services provided by them to us and subsequent to, the issuance 400,000 have terminated. The foregoing warrants were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the warrants regarding their investment interest and sophistication, among other things.

Also in August 2005, we issued to a consultant three-year warrants to purchase an aggregate of 20,000 shares of common stock at exercise price of $1.00 per share in connection with consulting services provided by them to us. The foregoing warrants were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the warrants regarding their investment interest and sophistication, among other things.

Also in August 2005, Dr. Braswell exercised $150,000 in options in exchange for 332,190 shares of common stock at an exercise price of $.4515 per share. The foregoing options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2).

In September 2005, we issued to a consultant David Hess three-year options to purchase an aggregate of 37,500 shares of common stock at exercise price of $0.01 per share in connection with consulting services provided by them to us and subsequence to the issuance 37,500 have been exercised. The foregoing options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations by the recipient of the options to us regarding their investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

Also in September 2005, we issued to Mr. McGraw in connection with his appointment as our director an option to purchase 100,000 shares of common stock at an exercise price of $0.50 per share, vested immediately upon the date of grant and subsequent to, the issuance 100,000 have terminated. The option was issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the option regarding his investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the option was issued was subsequently registered on a Form S-8 registration statement.

Also in September 2005, we issued to investors three-year warrants to purchase aggregate of 25,000 shares of common stock at an exercise price of $0.35 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for loans to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants regarding their investment interest and sophistication, among other things.

Also in September 2005, we issued to a new employee John Wilson in connection with their acceptance of employment options to purchase an aggregate of 500,000 shares of common stock at exercise price of $0.40 per share, with vesting over a three-year period with a seven-year expiration period and subsequent to the issuance 500,000 have been terminated. The options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the options regarding his investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the option was issued was subsequently registered on a Form S-8 registration statement.

Also in September 2005, we issued to consultant Eaton Partners a three-year warrants to purchase an aggregate of 250,000 shares of common stock at exercise price of $0.40 per share in connection with consulting services provided by them to us. The foregoing warrants were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations by the recipient of the warrant regarding its investment interest and sophistication, among other things.

On September 12, 2005, we entered into an agreement for a $1,200,000 Secured Loan Facility with a trust and two individuals. The terms of the agreement call for a repayment of the loan on January 31, 2005 with a 10% annual percentage rate of interest and the issuance of 1,200,000 warrants exercisable at $0.50 each for a period of three years, which have subsequently been adjusted to $00.20 each. This effectively changed the conversion price of the Series E Convertible Preferred holders warrants of which there were 1,000,000 outstanding and exercisable at $0.60 per share to $0.50 per share. The warrants were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2).

Also in September 2005, we issued to six investors three-year warrants to purchase aggregate of 1,157,500 shares of common stock at an exercise price of between $0.40 and $0.50 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for loans to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the warrants to the Company regarding their investment interest and sophistication, among other things.

Also in September 2005, we issued to consultant Communication Equity a three-year warrants to purchase an aggregate of 300,000 shares of common stock at exercise price of $0.40 per share in connection with consulting services provided by them to us. The foregoing warrants were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipient of the warrants regarding its investment interest and sophistication, among other things.

In October 2005, we issued to employees in connection with their employment performance vested options to purchase an aggregate of 119,503 shares of common stock at exercise price of $0.35 per share with a 36 month expiration period and subsequent to, the issuance 10,500 have terminated. The options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations by the recipients of the options to the Company regarding their investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

Also in October 2005, we issued to consultant Wyndham Financial a three-year warrants to purchase an aggregate of 1,000,000 shares of common stock at exercise price of $0.40 per share with vesting over a 36-month period in connection with consulting services provided by them to us and subsequent to the issuance 1,000,000 have terminated. The foregoing warrants were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations by the recipient of the warrants to us regarding its investment interest and sophistication, among other things.

Also in October 2005, we issued to a five consultants three-year options to purchase an aggregate of 2,900,000 shares of common stock at exercise price of between $0.01 and $0.05 per share in connection with consulting services provided by them to us and subsequent to the issuance 2,900,000 have terminated. The foregoing options were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2). We based such reliance upon factual representations to us by the recipients of the options regarding their investment interest and sophistication, among other things. The 2004 Stock Incentive Plan from which the options were issued was subsequently registered on a Form S-8 registration statement.

In November 2005, we issued to five investors three-year warrants to purchase aggregate of 697,500 shares of common stock at an exercise price of between $0.20 and $0.40 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for loans to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants regarding their investment interest and sophistication, among other things.

In December 2005, we issued to investors three-year warrants to purchase aggregate of 100,000 shares of common stock at an exercise price of $0.20 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for loans to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants regarding their investment interest and sophistication, among other things.

Also in December 2005, we issued to investor Cornell Capital Partners common stock totaling 26,987,667 shares of to be used as pledge collateral against a Convertible Debenture in the amount of $600,000. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants regarding its investment interest and sophistication, among other things.

In January 2006, five investors were issued 7,590,000 warrants exercisable at $0.07 to $0.10 each as part of loans made to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants to the Company regarding their investment interest and sophistication, among other things.

In February 2006, we issued to a consultant three-year warrants to purchase aggregate of 200,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in connection with consulting services provided by them to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants regarding its investment interest and sophistication, among other things.

In February 2006, we issued to two consultants an aggregate of 6,000,000 shares of common stock in lieu of $420,000 in consulting fees due over a six-month period. The shares were issued in connection with consulting services provided by them to us. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants regarding their investment interest and sophistication, among other things.

In February 2006, we issued to Troon and Mssrs. McGraw and Glazov three-year warrants to purchase an aggregate of 1,200,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for a loan extension to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants regarding their investment interest and sophistication, among other things.

In February 2006, we issued to Mr. Phillip Rapp three-year warrants to purchase aggregate of 200,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for a $200,000 loan to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipient of the warrants regarding his investment interest and sophistication, among other things.

In February 2006, Mr. Fultz exercised $100,000 in options in exchange for 200,000 shares of common stock at an exercise price of $.50 per share.

In March 2006, we issued to three investors three-year warrants to purchase aggregate of 140,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for loans to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the warrants regarding their investment interest and sophistication, among other things.

In March 2006, we issued to Mr. Phillip Rapp three-year warrants to purchase aggregate of 100,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for a $100,000 loan to us. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipient of the warrants regarding his investment interest and sophistication, among other things.

In March 2006, the Company issued to two investors, Mr. Arena, our officer and director and Mr. Purcell three-year warrants to purchase aggregate of 40,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in lieu of additional consideration for loan extensions to the Company. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the warrants to the Company regarding their investment interest and sophistication, among other things.

In March 2006, we had issuable to Richardson & Patel and Peter Hogan, our general counsel, an aggregate of 500,000 shares of common stock in lieu of $63,000 in fees due over a four month period. The shares are issuable in connection with services they provided to us. The shares are to be issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipients of the shares regarding their investment interest and sophistication, among other things.

In April 2006, 1,663,609 shares of common stock were issuable to 12 individuals and institutional investors of our Series D and Series E convertible preferred shares in lieu of $251,238 of preferred dividends for the second, third and fourth quarters of 2005. The shares are issuable without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to by the recipients of the shares regarding their investment interest and sophistication, among other things.

In April 2006, we had issuable to Kenny Securities, financial advisor to the Company, an aggregate of 200,000 shares of common stock in lieu of $25,000 in fees due. The shares are issuable in connection with services provided to us by them. The shares are issuable without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipient of the shares to the Company regarding its investment interest and sophistication, among other things.

In April 2006, we had issuable to Mr. Phipps an aggregate of 350,000 shares of common stock in lieu of a $35,000 promissory note with interest. The shares are to be issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D.

We based such reliance upon factual representations to us by the recipient of the shares regarding his investment interest and sophistication, among other things.

In April 2006, we had issuable to CEOCast, an investor relations advisory firm providing services, an aggregate of 1,000,000 shares of common stock in lieu of $100,000 in fees due over the next twelve month period. The shares are issueable in connection with services provided to us by them. Michaels Wachs exercises on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the Selling Shareholder. The shares are to be issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipient of the shares to the Company regarding its investment interest and sophistication, among other things.

In April 2006, 840,000 shares of common stock were issuable upon exercise of a warrant exercisable until April 11, 2011 to 5 individuals, Mssrs. Collins, Dohrman, Hamilton, Klages and Olson and 1 Trust, F/B/O, Mr. & Mrs. Swift, at an exercise price of $0.10 per share (subject to customary adjustments in accordance with the terms thereof). The warrants are issuable as compensation for services rendered to us by the Selling Shareholders. Brian Swift exercises on behalf of the “Trust” Selling Shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the Selling Shareholder. The Selling Shareholders are an affiliate of a registered broker-dealer. These Seller Shareholders have certified to us that such Selling Shareholders received the securities convertible or exercisable into the shares of common stock registered hereby in the ordinary course of business and at the time of such receipt had no agreements or understandings with any person to distribute such shares of common stock.

On December 29, 2006 we completed a financing transaction with accredited investors in which we sold $2,000,000 of 6% Senior Subordinated Secured Convertible Notes (the “Notes”). The Notes are convertible into 28,571,429 shares of our common stock at a price of $0.07 each and warrants to purchase 28,571,429 of our common stock with an exercise price of $0.07 per share. For every share of common stock issued, the investor(s) received a warrant to purchase one share of our common stock at a price of $0.07. The Notes and warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipient of the Notes and the warrants regarding the investment experience and sophistication of the purchasers, among other things.

On January 4, 2007, we completed a financing transaction with one board member and an individual investor, (referred to as the “Loan Guarantors”). The Loan Guarantors advanced $1,000,000 less transaction costs to us pursuant to a $1,000,000 one-year term loan entered into by them with University Bank. The loan accrues interest at 8.25% per year. In consideration for the advance, we agreed to pay University Bank monthly interest and principal when due and pay the Loan Guarantors (i) 1,000,000 shares of our common stock, as consideration for guaranteeing the loan and (ii) an additional 1,000,000 shares of our common stock if we fail to repay the loan in three months. The common stock was issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the Loan Guarantors regarding their investment experience and sophistication and because they occupied a status that afforded them effective access to the information registration would otherwise provide.

On February 28, 2007 we closed a financing transaction with accredited investors in which we sold $2,000,000 of 6% Senior Subordinated Secured Convertible Notes (the “February Notes”) convertible into 16,666,666 shares of our common stock at a conversion price of $0.12 per share. We also issued warrants for the purchase of 8,333,333 shares our common stock (the “February Warrants”). The warrant exercise price is $0.12 per share. For every $0.24 of principal converted into shares of common stock, the investor will be entitled to exercise the February Warrant for one share of common stock. The February Warrants have a six month term and are due to be paid on August 28, 2007. The Notes and warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations to us by the recipient of the Notes and the warrants regarding the investment experience and sophistication of the purchasers, among other things.

In January 2007, the Company issued to James Rose and Doug Bender, both officers of the Company, 624,671 and 1,000,000 restricted shares, respectively, of Common Stock in lieu of compensation in the amounts of $62,467 and $100,000, respectively. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the shares to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon the filing by the Company of a registration statement.

Also in January 2007, the Company issued to a consultant three-year warrants to purchase an aggregate of 1,600,000 shares of Common Stock at an exercise price of $0.12 per share, vesting at the rate of 133,333 warrant shares per month, with a three-year expiration period. In addition, the Company issued an aggregate of 1,000,000 shares of Common Stock at an exercise price of $0.01 per share, vesting at the rate of 166,666 warrant shares per month, with a three-year expiration period in connection with services provided to the Company. The warrants were issued in consideration of consultancy agreement with the Company. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the warrants to the Company regarding their investment interest and sophistication, among other things.

Also in January 2007, the Company issued to five individuals, including Audrey Braswell, a director, and Paul Arena, an officer and director, an aggregate of 5,045,856 shares of Common Stock in lieu of outstanding promissory notes, with interest, totaling $504,587. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the shares to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon the filing by the Company of a registration statement.

In February 2007, the Company issued to Joel Katz an aggregate of 1,000,000 shares of Common Stock in lieu of $100,000 in consulting fees due. The shares were issued in connection with consulting services provided by him to the Company. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the warrants to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon filing by the Company of a registration statement.

Also in February 2007, the Company issued to five individuals, an aggregate of 970,000 shares of Common Stock in lieu of $112,150 in fees due. The shares were issued in connection with services provided by them to the Company. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the shares to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon filing by the Company of a registration statement.

Also in February 2007, the Company issued to 42 individuals three-year warrants to purchase aggregate of 8,333,333 shares of Common Stock at an exercise price of $0.12 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in connection with the execution of Convertible Notes in the aggregate amount of $2,000,000 made to the Company. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the warrants to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon filing by the Company of a registration statement.

In March 2007, the Company issued to Audrey Braswell, a director, and Phillip Rapp, 750,000 and 250,000 shares, respectively, of Common Stock in accordance with the terms of promissory notes in the amounts of $750,000 and $250,000, respectively. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the shares to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon filing by the Company of a registration statement.

Also in March 2007, a total of 5,263,941 shares of Common Stock were issued to 12 individuals and institutional investors of the Company’s Series D and Series E convertible preferred shares in lieu of $374,068 of preferred dividends for the first, second , third and fourth quarters of 2006. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the shares to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon the filing of a registration statement.

Also in March 2007, a total of 3,288,700 shares of Common Stock were issued to 16 individuals and institutional investors who exercised warrants received upon the purchase of the Company’s Series C convertible preferred shares. The Company received $394,644 from the warrant exercise. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the shares to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon the filing of a registration statement.

Also in March 2007, the Company issued to Mssrs. Troon, McGraw and Glazov an aggregate of 2,878,571 shares of Common Stock upon the exercise of warrants. The warrants, exercisable at an average exercise price of $.125 per share, were issued in lieu of additional consideration for a loan extension to the Company. Mssrs. Troon, McGraw and Glazov exercised the warrants under the cashless exercise provisions of their warrant agreement. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the warrants to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon the filing of a registration statement.

Also in March 2007, the Company issued to Phillip Rapp an aggregate of 942,857 shares of Common Stock upon the exercise of warrants. The warrants, exercisable at an average exercise price of $.077 per share, were issued in lieu of additional consideration for a loan extension to the Company. Mr. Rapp exercised the warrants under a cashless exercise formula. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipient of the warrants to the Company regarding his investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon the filing of a registration statement.

In May 2007, the Company issued to Vestal Venture Capital three-year warrants to purchase aggregate of 600,000 shares of Common Stock at an exercise price of $0.15 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in connection with the execution of a promissory note in the amount of $600,000 made to the Company. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the warrants to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon filing by the Company of a registration statement

Item 27.	Exhibits

(a) Exhibits.

The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

(b) Financial Statement Schedules.

Schedules filed with this registration statement are set forth on the Index to Financial Statements set forth elsewhere herein.

II-14

Item 27.	Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. to remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on June 28, 2007.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ PAUL R. ARENA
Paul R. Arena
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ PAUL R. ARENA Paul R. Arena	Chairman of the Board, Chief Executive Officer and President, Principal Accounting Officer	June 28, 2007

/s/ JAMES R. ROSE	Chief Technical Officer and Director	June 28, 2007
James R. Rose

/s_____D. CHRIS BYLANDER	Director	June 28, 2007
D. Chris Bylander

/s/ AUDREY L. BRASWELL Audrey L. Braswell	Director	June 28, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit	Method of Filing

2.1

Agreement and Plan of Merger dated as of January 30, 2004, among the Company, DDN Acquisition Corporation and i2 Telecom Communications, Inc. (The schedules to the Agreement and Plan of Merger have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.).

Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 2, 2004.

2.2	Asset Purchase Agreement dated as of January 30, 2004, between the Company and InTransit Media, Inc.	Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on February 2, 2004.

2.3	First Amendment to Asset Purchase Agreement, dated February 26, 2004, between the Company and InTransit Media, Inc.	Incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on March 12, 2004.

2.4

Securities Purchase Agreement dated as of August 11, 2004, among the Company and each of the buyers signatory thereto. (The schedules to the Securities Purchase Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.).

Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 13, 2004.

3.1	Articles of Incorporation, as amended.	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

3.2	Bylaws, as amended.	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

3.3	Certificate of Designations of Rights and Preferences of Preferred Stock Series D of i2 Telecom International, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 13, 2004.

3.4	Amendment to the Company’s Articles of Incorporation filed June 3, 2004.	Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

3.5	Amendment to the Company’s Articles of Incorporation filed August 10, 2004.	Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.
3.6	Certificate of Designations for Series E Preferred Stock.	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 22, 2005.

3.7	Amendment to the Company’s Articles of Incorporation filed April 17, 2006.	Incorporated by reference to Exhibit 3.1.8 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007.
4.1	Form of Warrant issued by the Company to each buyer in connection with the 2004 Private Placement.	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 13, 2004.

4.2	Form of Additional Investment Right issued by the Company to each buyer in connection with the 2004 Private Placement.	Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed August 13, 2004.

4.3	Registration Rights Agreement among the Company and the buyers signatory thereto entered into in connection with the 2004 Private Placement.	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed August 13, 2004.

4.4	Form of Warrant issued by i2 Telecom International, Inc., a Delaware corporation, and converted in the Merger, exercisable until February 27, 2007, at an exercise price of $0.9031.	Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form SB-2 (No. 333-119254).
4.5	Warrant dated April 19, 2005 to purchase 52,083 shares of Common Stock granted to Midsouth Investor Fund, LP.	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 25, 2005.
4.6	Registration Rights Agreement dated as of April 19, 2005 between the Company and Midsouth Investor Fund, LP.	Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 25, 2005.
4.7	Warrant dated April 25, 2005 to purchase 156,249 shares of Common Stock granted to Vestal Venture Capital.	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 25, 2005.
4.8	Registration Rights Agreement dated as of April 25, 2005 between the Company and Vestal Venture Capital.	Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed April 25, 2005.
4.9	Warrant dated June 28, 2005 to purchase 26,042 shares of the Company’s common stock granted to Hubert G. Phipps.	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 5, 2005.
4.10	Registration Rights Agreement dated as of June 28, 2005 between the Company and Hubert G. Phipps.	Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed July 5, 2005.
4.11	Warrant dated July 7, 2005 to purchase 39,062 shares of the Company’s common stock granted to Paul R. Arena.	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 12, 2005.
4.12	Registration Rights Agreement dated as of July 7, 2005 between the Company and Paul R. Arena.	Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed July 12, 2005.
4.13	Stock Option Agreement dated July 6, 2005 to purchase 85,714 shares of the Company’s common stock granted to James Rose.	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed July 12, 2005.
4.14	Stock Option Agreement dated July 7, 2005 to purchase 168,000 shares of the Company’s common stock granted to James Rose.	Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed July 12, 2005.
4.15	Warrant dated August 30, 2005 to purchase 25,000 shares of the Company’s common stock granted to Aubrey L. Braswell.	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 6, 2005.
4.16	Registration Rights Agreement dated September 7, 2005 among the Company, Troon & Co., Gregory P. McGraw and Jordan E. Glazov.	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed September 13, 2005.

4.17	Stock Option Agreement dated as of September 12, 2005 between the Company and Louis Libin.	Incorporated by reference to Exhibit 99.7 to the Company’s Current Report on Form 8-K filed September 14, 2005.
4.18	Stock Option Agreement dated as of September 12, 2005 between the Company and Aubrey L. Braswell.	Incorporated by reference to Exhibit 99.10 to the Company’s Current Report on Form 8-K filed September 14, 2005.
4.19	Form of Warrant dated July 12, 2005 by and amongst the Company and the purchasers of the Company’s Series E Preferred Stock.	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 22, 2005.
4.20	Warrant dated November 3, 2005 by and between the Company and Braswell Enterprises, LP.	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 07, 2005.
4.21	Warrant dated November 18, 2005 by and between the Company and Mena Investment.	Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed December 07, 2005.
4.22	Warrant dated November 18, 2005 by and between the Company and Dr. Angela Ranzini.	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 07, 2005.
4.23	Warrant dated November 23, 2005 by and between the Company and Vestal Venture Capital.	Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed December 07, 2005.

4.24	Registration Rights Agreement dated November 3, 2005 by and between the Company and Braswell Enterprises, LP.	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed December 07, 2005.
4.25	Registration Rights Agreement dated November 18, 2005 by and between the Company and Dr. Angela Ranzini.	Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed December 07, 2005.
4.26	Registration Rights Agreement dated November 18, 2005 by and between the Company and Mena Investment.	Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed December 07, 2005.
4.27	Registration Rights Agreement dated November 23, 2005 by and between the Company and Vestal Venture Capital.	Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed December 07, 2005.
4.28	Warrant, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed January 12, 2006.
4.29	Investor Registration Rights Agreement, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed January 12, 2006.
4.30	Warrant dated January 30, 2006 by and between the Company and Richardson & Patel, LLP.	Incorporated by reference to Exhibit 4.35 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
4.31	Warrant dated January 30, 2006 by and between the Company and Peter Hogan.	Incorporated by reference to Exhibit 4.36 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
4.32	Warrant Agreement dated March 11, 2003, granted to Robert F. Hussey to purchase 65,000 shares of the Company’s common stock.	Incorporated by reference to Exhibit 10.22 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.
4.33	Warrant dated February 28, 2006 between the Company and Phillip Rapp, Jr.	Incorporated by reference to Exhibit 4.38 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
4.34	Warrant dated March 17, 2006 between the Company and Phillip Rapp, Jr.	Incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
4.35	Form of Warrant dated December 29, 2006 for $2 million financing	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 5, 2007.
4.36	Form of Registration Rights Agreement dated December 29, 2006 for $2 million financing	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 5, 2007.
4.37	Form of Registration Rights Agreement dated February 28, 2007 for $2 million financing	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 1, 2007.
4.38	Form of Warrant dated February 28, 2007 for $2 million financing	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 1, 2007.

5	Legal Opinion from Richardson & Patel LLP	Filed herewith.

10.1	Form of Lock-up Agreement entered into in connection with the 2004 Private Placement.	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 13, 2004.

10.2	Form of Conversion Agreement dated as of April 6, 2004 between the Company and each holder of the Company’s Preferred Stock Series A-1.	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

10.3	Non-Negotiable Promissory Note dated May 14, 2004 made by the Company in favor of Vestal Venture Capital in principal amount of $500,000.00.	Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

10.4	Non-Negotiable Promissory Note dated June 7, 2004 made by the Company in favor of Vestal Venture Capital in principal amount of $185,000.00.	Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

10.5	Non-Negotiable Promissory Note dated June 8, 2004 made by the Company in favor of Midsouth Investor Fund, LP in principal amount of $300,000.00.	Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

10.6	Form of Acknowledgement and Agreement dated July 6, 2004 between the Company and each former holder of the Company’s Preferred Stock Series A-1 and Preferred Stock Series A-2.	Incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

10.7	Settlement Agreement dated February 24, 2005, between the Company and Anthony F. Zalenski.	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 2, 2005.
10.8	I2 Telecom International, Inc. 2004 Stock Incentive Plan.	Incorporated by reference to Appendix C to the Company Schedule 14A Proxy Statement filed May 10, 2004.
10.9	Promissory Note dated April 7, 2005 issued by the Company in favor of Hubert G. Phipps in principal amount of $250,000.	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 12, 2005.
10.10	Employment Agreement dated as of April 6, 2005, between the Company and James Rose.	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 11, 2005.
10.11	Promissory Note dated April 19, 2005 issued by the Company in favor of Midsouth Investor Fund, LP in principal amount of $100,000.	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed April 25, 2005.
10.12	Form of Securities Purchase Agreement dated July 12, 2005 by and amongst the Registrant and the purchasers of the Registrant’s Series E Preferred Stock.	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 22, 2005.
10.13	Form of Registration Rights Agreement dated July 12, 2005 by and amongst the Registrant and the purchasers of the Registrant’s Series E Preferred Stock.	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 22, 2005.
10.14	Promissory Note dated November 18, 2005 by and between the Company and Dr. Angela Ranzini.	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 7, 2005.
10.15	Promissory Note dated November 18, 2005 by and between the Company and Mena Investment.	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed December 7, 2005.
10.16	Promissory Note dated November 23, 2005 by and between the Company and Vestal Venture Capital.	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed December 7, 2005.

10.17	Guaranty dated November 23, 2005 by and between Paul Arena and Vestal Venture Capital.	Incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed December 7, 2005.
10.18	Letter Agreement dated February 16, 2006.	Incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
10. 19	Promissory Note dated February 28, 2006 between the Company and Phillip Rapp, Jr.	Incorporated by reference to Exhibit 10.52 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
10.20	Promissory Note dated March 17, 2006 between the Company and Phillip Rapp, Jr.	Incorporated by reference to Exhibit 10.53 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
10.21	Form of Modification Agreement between the Company and the Series D Preferred Shareholders.	Incorporated by reference to Exhibit 49 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
10.22	Form of Modification Agreement between the Company and the Series E Preferred Shareholders.	Incorporated by reference to Exhibit 50 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
10.23	Form of Term Loan Agreement dated December 29, 2006 for $2 million financing	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 5, 2007.
10.24	Form of Note Purchase Agreement dated December 29, 2006 for $2 million financing	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed January 5, 2007.
10.25	Form of Promissory Note Agreement dated December 29, 2006 for $2 million financing	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed January 5, 2007.

10.26	Form of Loan Repayment Agreement dated December 29, 2006 for $2 million financing	Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed January 5, 2007.
10.27	Form of Loan Guaranty dated December 29, 2006 for $2 million financing	Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed January 5, 2007.
10.28	Form of Note Purchase Agreement dated February 28, 2007 for $2 million financing	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 1, 2007.

10.29

10.30

10.31

10.32

21	Subsidiaries of the Company.	Incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-KSB filed April 4, 2006.
23.1	Consent of Freedman & Goldberg, Certified Public Accountants	Filed herewith

23.1	Consent of Richardson & Patel LLP	Included in Exhibit 5, filed herewith.

EXHIBIT 23.1